Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

Unique Fabricating, Inc.

Auburn Hills, Michigan

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated August 13, 2014, relating to the consolidated financial statements of Chardan Corp. which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ Plante & Moran, PLLC

Auburn Hills, Michigan

May 4, 2015